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                                                                    EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 31, 2004, except as to Note 2, which is as of October 18, 2004, and as to Note 22, which is as of November 1, 2004, relating to the consolidated financial statements of MarketAxess Holdings Inc. and subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, NY
November 4, 2004